- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                CHEMPOWER, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  MARK MILHOAN
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                            ---------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                                         --------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                ---------------------------------------------
     (2) Form, schedule or registration statement no.:
                                                      -----------------------
     (3) Filing party:
                      -------------------------------------------------------
     (4) Date filed:
                    ---------------------------------------------------------


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
                               [Chempower logo]

                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Chempower, Inc. will be held at the Holiday Inn, I-77 and Arlington Road, Akron, Ohio 44312, at 2:00 P.M., local time, on Thursday, May 4, 1995, for the following purposes:

     (1) The election of five (5) Directors;

     (2) The ratification of the appointment by the Board of Directors of independent accountants for the fiscal year ending December 31, 1995; and

     (3) The transaction of any other business which properly may come before the meeting and all adjournments thereof.

     The Board of Directors has fixed March 22, 1995 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

     Information relating to the matters to be considered at the Annual Meeting is set out in the accompanying Proxy Statement.

                                            By Order of the Board of Directors,
                                            ERNEST M. ROCHESTER
                                            Secretary

Akron, Ohio
April 6, 1995

          PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
               ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU
                      EXPECT TO ATTEND THE ANNUAL MEETING.

                               [Chempower logo]

                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319
                      ------------------------------------

                                PROXY STATEMENT

                                                                   April 6, 1995

     The accompanying proxy is solicited by the Board of Directors of Chempower, Inc. (the "Company"), an Ohio corporation, for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Holiday Inn at I-77 and Arlington Road, Akron, Ohio 44312, at 2:00 P.M., local time, on Thursday, May 4, 1995. Only holders of record of the Company's common stock, par value $.10 per share (the "Shares"), on March 22, 1995 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 7,221,563 Shares outstanding. Each such share is entitled to one vote on all matters properly coming before the Annual Meeting. There is no cumulative voting in accordance with the Company's Articles of Incorporation.

     This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on April 6, 1995.

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company prior to the Annual Meeting stating that the proxy is revoked, by a subsequent proxy, or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or telegraph, and the Company may pay persons holding shares for others their expenses for sending proxy material to their principals. No solicitation will be made other than by Directors, officers and employees of the Company.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company is presently fixed at five. At the Annual Meeting, all five Directors are to be elected to serve for one-year terms and until their successors shall be elected and qualified.

     The five nominees for Directors are Messrs. Toomas J. Kukk, Ernest M. Rochester, Edward G. Kemp, Norman E. Jackson and Robert E. Rohr. All nominees, except Robert E. Rohr, are presently serving as Directors of the Company. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Director, it is intended that shares represented by proxies will be voted for the election of the five nominees.

     All nominees have consented to being named in this Proxy Statement and to serve as a Director if elected. Should any nominee subsequently be unable or unwilling to serve as a Director, an event which the Board of Directors does not expect, then the proxies may be voted for such substitute nominee as may be named by the Board of Directors.

                      NOMINEES TO BE ELECTED AS DIRECTORS

     The following information concerning each nominee is based in part on information received from the respective nominees and in part on the Company's records:

         NAME AND YEAR                                    INFORMATION
            ELECTED                                        ABOUT THE
           A DIRECTOR                                      NOMINEES
- - --------------------------------    -------------------------------------------------------

Toomas J. Kukk (a)(b)(c)            Mr. Kukk, age 54, has been Chairman, President and
  1985                              Chief Executive Officer of the Company since its
                                    organization in August, 1985.

Ernest M. Rochester (a)(c)(d)       Mr. Rochester, age 70, has been Secretary and Vice
  1988                              Chairman of the Company since March, 1989. Mr. Roch-
                                    ester has been a businessman active in private invest-
                                    ments and the sole proprietor of Parklynn Associates,
                                    North Canton, Ohio, a construction consulting firm,
                                    since January, 1984.

Edward G. Kemp (a)(c)               Mr. Kemp, age 53, has been a partner in the law firm of
  1988                              Roetzel & Andress, Akron, Ohio, since May, 1972.

Norman E. Jackson (b)(d)            Mr. Jackson, age 67, has been the Chairman of Asset
  1993                              Sales Associates, Inc., Canton, Ohio, an equipment
                                    sales company, since September, 1981. Mr. Jackson was
                                    Chairman of Galt Alloy, Inc. from 1982 to 1992 and
                                    Chairman of Controlled Power Corporation from 1964 to
                                    1989.

Robert E. Rohr                      Mr. Rohr, age 39, has been Vice President - Finance and
                                    Treasurer of the Company since January 1989. Mr. Rohr
                                    was Controller of the Company from 1987 to 1989.

- - ---------------

(a) Member of the Compensation Committee

(b) Member of the Audit Committee

(c) Member of the Stock Plan Committee

(d) Member of the Acquisition/Development Committee


                INFORMATION ON BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held three meetings during the fiscal year ended December 31, 1994. All incumbent Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, and the total number of meetings held by committees of the Board on which they served.

     The Board of Directors has established four committees to assist in the discharge of its responsibilities -- the Audit Committee, the Compensation Committee, the Stock Plan Committee and the Acquisition/Development Committee. The committees and the memberships of each of the committees are identified in the foregoing information relating to the election of the Directors. The general function of each committee and the number of meetings held by each committee during the last fiscal year are set forth below.

     The Audit Committee reviews the scope and results of the annual audit of the financial statements and the recommendations of the auditors pertaining to accounting practices, policies and procedures, and the system of internal controls followed by the Company. The Audit Committee also recommends to the Board of Directors the firm of independent public accountants to be selected as auditors of the Company and reviews all related party transactions on an ongoing basis. The Audit Committee held two meetings during the last fiscal year.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning compensation policies, salaries and other forms of compensation for management and certain other employees of the Company. The Compensation Committee held one meeting during the last fiscal year.

     The Stock Plan Committee reviews and makes recommendations to the Board of Directors concerning the granting of stock options to certain key employees and is responsible for administering the Company Employee Stock Ownership Plan. The Stock Plan Committee did not hold any meetings during the last fiscal year.

     The Acquisition/Development Committee reviews and makes recommendations to the Board of Directors concerning potential acquisitions, the consideration to be exchanged for acquisitions and any and all other matters relating to the acquisition of businesses. The Acquisition/Development Committee held one meeting during the last fiscal year.

     Directors who are not employees of the Company received $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are offered reimbursement for travel expenses, if any, incurred in connection with Board and committee meetings attended.

              TRANSACTIONS AND OTHER ARRANGEMENTS WITH MANAGEMENT

     The Company leases certain real estate which is owned by Holiday Properties, an Ohio general partnership, the partners of which are Toomas J. Kukk and Ernest M. Rochester. Such leased real estate includes 807 East Turkeyfoot Lake Road in Akron, Ohio, the Company's principal office; 3600 Cardiff Avenue in Cincinnati, Ohio, an office, warehouse and storage facility; and 6050 West Virginia State Route 34 in Winfield, West Virginia, an office, warehouse and storage facility. The Company made aggregate annual payments under these leases of $299,000, in 1994. The Company believes that the terms of these leases are no less favorable than those which could have been negotiated in arms-length transactions and all rental payments made by the Company are equal to market rates.

           COMMON STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's shares of common stock as of March 22, 1995 by: (i) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of common stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the following Executive Compensation tables and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, officer or shareholder, as the case may be.

         NAME AND ADDRESS                  AMOUNT AND NATURE          PERCENT
        OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP(1)     OF CLASS
- - -----------------------------------    --------------------------     --------
Toomas J. Kukk                                  2,079,213(2)(3)         27.3%
  807 E. Turkeyfoot Lake Rd.
  Akron, Ohio 44319

Mark L. Rochester (6)                           2,066,064               27.1%
  3511 Greensburg Rd.
  North Canton, Ohio 44720

FMR Corp. (7)                                     727,700                9.6%
  82 Devonshire Street
  Boston, Massachusetts 02109

Linder Fund, Inc. (7)                             612,500                8.0%
  7711 Carondelet Ave.
  St. Louis, Missouri 63105

Robert E. Rohr                                    148,670(3)             2.0%

Ernest M. Rochester                                35,000(3)(4)            *

Norman E. Jackson                                  20,000                  *

Edward G. Kemp                                      7,500(3)               *

Walter M. Vannoy                                    5,000                  *

All Directors and Executive                     2,598,757(5)            34.1%
  Officers as a Group (9 persons)

- - ---------------

 *  Less than 1%.

(1) All shares are held with sole voting and sole investment power.
(2) Excludes 21,850 shares held by Mr. Kukk's immediate family, as to which he disclaims beneficial ownership.
(3) Ownership totals for Messrs. Kukk, Rohr, Rochester and Kemp include 35,000, 147,000, 35,000 and 7,500 exercisable options, respectively.
(4) Excludes 10,000 shares held by Mr. Rochester's spouse, and 2,066,064 held by his son, Mark Rochester, as to which he disclaims beneficial ownership.
(5) Includes 396,300 shares as to which three directors and four executive officers hold currently exercisable options.
(6) Mr. Rochester is the son of Ernest M. Rochester, a director and executive officer of the Company.
(7) This information was obtained by the Company from Schedules 13G as filed with the Commission in January 1995 and February 1995.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION


     The following table shows the annual and long-term compensation earned for the fiscal years ended December 31, 1994, 1993 and 1992 of the chief executive officer ("CEO") of the Company during 1994. No other executive officers earned in excess of $100,000 for the year ended December 31, 1994.

                                           SUMMARY COMPENSATION TABLE
                                                                                 LONG-TERM
                                                                                COMPENSATION
                                        ANNUAL COMPENSATION                     ------------
                       -----------------------------------------------------      OPTIONS
NAME AND PRINCIPAL                                            OTHER ANNUAL        AWARDED         ALL OTHER
     POSITION          YEAR      SALARY(1)      BONUS       COMPENSATION(1)        (#)(2)        COMPENSATION
- - -------------------    -----     ---------     --------     ----------------    ------------     ------------
Toomas J. Kukk,         1994     $ 135,000     $     --            --                  --           $   --
  Chairman,             1993       133,000       20,000            --              32,000               --
  President and         1992       108,000       20,000            --              35,000               --
  CEO

- - ---------------

(1) The named executive officer received no personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2) Pursuant to the Company's 1991 Stock Option Plan, options awarded in 1992 and 1993, are exercisable on March 1, 1995 and 1996, respectively.

                                      AGGREGATED OPTION EXERCISES IN 1994
                                       AND DECEMBER 31, 1994 OPTION VALUE

                                                               NUMBER OF                     VALUE OF UNEXERCISED
                        NUMBER OF                       UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS
                         SHARES        DOLLAR              DECEMBER 31, 1994                AT DECEMBER 31, 1994(1)
                       ACQUIRED ON      VALUE       -------------------------------     -------------------------------
       NAME             EXERCISE      REALIZED      EXERCISABLE    UNEXERCISABLE(2)     EXERCISABLE    UNEXERCISABLE(2)
- - -------------------    -----------    ---------     ----------     ----------------     ----------     ----------------
Toomas J. Kukk             --          $    --             --           67,000           $     --          $ 51,000

- - ---------------

(1) The value of "In-the-Money" options is calculated on a per share basis as the amount, by which the fair market value of the underlying Share represented by an option exceeds, as of December 31, 1994, the per share exercise price of the option.

(2) In general, an optionee's rights under an unexercisable option shall cease upon termination of employment.


      REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                            EXECUTIVE COMPENSATION

     The following report of the Compensation Committee describes the philosophy, objectives and components of the Company's executive compensation programs for 1994 and discusses the determinations concerning the compensation for the President and Chief Executive Officer of the Company for 1994.

     The Company has established an executive compensation program which properly recognizes each executive's contributions to operating performance based upon the accomplishment of planned objectives and underscored by profitability. The compensation of executive officers, including the Chief Executive Officer ("CEO"), is a mix of base salary and awards, if any, under the Company's Incentive Compensation Program and Stock Option Plan. Base salaries for the Company's executive officers are lower than a level deemed by the Committee to be competitive compared to compensation paid to executives of similar companies. This is in recognition of the potential for additional compensation through the award programs.

     The Incentive Compensation Program is designed to enhance financial performance, customer service and corporate efficiency through a performance-based cash incentive award. Each year, the Committee evaluates the overall performance of the Company and determines the maximum potential incentive award for executives. Executives are evaluated on the basis of performance against a combination of corporate and individual goals. With respect to the CEO's incentive compensation, the Committee meets in the absence of the CEO to evaluate his performance. The Committee may grant an income award to the CEO when the Company meets targeted level of net income and for other factors which result in the long-term strengthening of the Company. Specifically, this performance was considered by the Committee and reflected in the incentive compensation of the CEO. The Committee reports on all executive evaluations to the other outside members of the Board.

     The stock option grants are proposed by the CEO for the Company's key employees (other than himself) and are subject to approval by the Committee. The Committee establishes a stock option grant for the CEO. The purpose of the stock option plan is to attract and retain capable executive officers and other key employees and to provide an inducement for them to promote the best, long term interests of the Company and its shareholders. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. The number of options granted to each participant is determined by his or her performance and opportunity for contribution to the overall profitability of the Company.

     In conclusion, the Committee believes that the compensation policies and practices of the Company herein described are fair and equitable and are in keeping with the best interests of the Company, its employees and shareholders.

     Submitted March 7, 1995 and signed by the members of the Compensation
Committee:

              T. J. Kukk, Chairman
              Ernest M. Rochester
              Edward G. Kemp

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of T. J. Kukk, Ernest M. Rochester and Edward G. Kemp. Mr. Kukk is President, Chief Executive Officer, Chairman of the Board and a major shareholder of the Company. Mr. Rochester is Secretary and Vice Chairman of the Board of the Company. Mr. Kemp is an independent director of the Company, and is neither an officer of the Company nor affiliated with any principal shareholder of the Company. In addition, see "Transactions And Other Arrangements With Management".

     None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1994, all such Section 16(a) filing requirements were complied with except that a Form 4 report, regarding the sale of 2,000 shares of the Company's common stock was filed late by Mr. Edward G. Kemp, a Director.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return for the Company's common stock with the similar returns for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq-U.S.") and a peer group consisting of Eastern Environmental Services, Kimmins Environmental Service, NSC Corp. and PDG Environmental Inc. ("Peer Group") selected by the Company, for the period from December 31, 1989, to December 31, 1994. The Nasdaq Stock Market-U.S. has been selected as the required broad equity market index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1989 and that all dividends, if any, were reinvested when paid.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CHEMPOWER, INC., NASDAQ-U.S. AND PEER GROUP
                    (DECEMBER 31, 1989 TO DECEMBER 31, 1994)

  MEASUREMENT PERIOD     CHEMPOWER,
(FISCAL YEAR COVERED)       INC.         NASDAQ-U.S.     PEER GROUP
- - ---------------------    ----------      -----------     ----------
        12-31-89             100             100             100
        12-31-90              17              85              52
        12-31-91              22             136              50
        12-31-92              20             159              39
        12-31-93              20             181              32
        12-31-94              22             177              23

     The preceding sections entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission, will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                              INDEPENDENT AUDITORS

     Upon the recommendation of its Audit Committee, the Board of Directors of the Company has selected McGladrey & Pullen as independent auditors to examine and audit the financial statements of the Company for the fiscal year ending December 31, 1995. McGladrey & Pullen were the independent auditors of the Company for the fiscal year ended December 31, 1994. A representative of McGladrey & Pullen will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Proposals by shareholders for inclusion in the 1996 Annual Meeting Proxy Statement must be received by the Company's Secretary at its executive offices, 807 East Turkeyfoot Lake Road, Akron, Ohio 44319, no later than November 30, 1995. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                    GENERAL

     The Board of Directors does not intend to bring any other business before the meeting and knows of no other matters to be brought before the meeting. However, as to any other business that properly may be brought before the meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

                            EXPENSE OF SOLICITATION

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

     You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                            By Order of the Board of Directors,
                                            ERNEST M. ROCHESTER
                                            Secretary

                                    CHEMPOWER, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                      MAY 4, 1995

           The undersigned hereby appoints Mark A. Milhoan and Scott R. Lowrie and each of them, proxies to represent the undersigned with full power of substitution, at the Annual Meeting of Shareholders of Chempower, Inc. to be held on Thursday, May 4, 1995, at 2:00 P.M. at the Holiday Inn, I-77 and Arlington Road, Akron, Ohio 44312 and at any and all adjournments thereof:

       1. ELECTION OF DIRECTORS

          / / FOR all nominees listed below except (as marked to the contrary below).

          / / WITHHOLD AUTHORITY to vote for all nominees listed below.

                Toomas J. Kukk    Ernest M. Rochester    Edward G. Kemp

                Norman E. Jackson    Robert E. Rohr

       2. PROPOSAL TO RATIFY THE SELECTION OF McGLADREY & PULLEN AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                   / / FOR          / / AGAINST          / / ABSTAIN

       3. In their discretion the Proxies are authorized to vote upon such other business that may properly come before the meeting.

                   (Continued, and to be signed, on the other side)



       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, AND 2.

                                                Dated:                    , 1995
                                                      --------------------

                                                --------------------------------

                                                --------------------------------
                                                  Signatures of Shareholder(s)

                                                NOTE: Signature should agree
                                                with name on stock certificate
                                                as printed hereon. Executors,
                                                administrators, trustees and
                                                other fiduciaries should so
                                                indicate when signing.

                              / / I PLAN TO ATTEND THE MEETING IN AKRON, OHIO
                                  AT 2:00 P.M. ON MAY 4, 1995.

                             PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.